Exhibit 1.2



                                    Autoriteit
                                    Financiet Markten









Form for the disclosure of securities transactions in the own issuing institution

Form for the disclosure of securities transactions in the own issuing institution



Part 1


1. Name of issuing institution: New Skies Satellites N.V.

2. Name of person obliged to notify: New Skies Satellites N.V.


Sort of security
--------------------------------------------------------------------------------


3. Sort of security:                                            Ordinary shares

   (Share/Bond/Option/Warrant/other)

4. To be filled out if applicable:

      Nominal value of the security:                            0.05 EUR

      Optional series (call option/put option):

      Exercise price:

      Expiration date:


Transaction in the security indicated in questions 3 and 4
--------------------------------------------------------------------------------


5.  Date of the transaction:                                    05-03-03

6a. Number of securities acquired in the transaction:           156,890

 b. Number of securities sold in the transaction:

7.  Price of the securities:                                    3.90EUR

8. Open/Close (in case of options)





To the best of my knowledge and belief I certify that the information set forth in this statement is true, complete and correct:


New Skies Satellites N.V., Mary J. Dent, General Counsel
--------------------------------------------------------
Name

Rooseveltplantsoen 4                                             6 March 2003
--------------------------------------------------------         ---------------
Address                                                          Date

2517 KR The Hague
--------------------------------------------------------         ---------------
Postal code & city & country                                     Signature